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                                                                   EXHIBIT 10.24

                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (the "Agreement") dated the 7th day of January, 2005, is between William N. Griffith, ("Griffith") and Back Yard Burgers, Inc. (the "Company").

         WHEREAS, Griffith is a director and officer of the Company, and the Company and Griffith wish to provide for the resignation of Griffith as a director and officer of the Company and its subsidiaries and the termination of Griffith's employment with the Company and its subsidiaries pursuant to the terms and provisions of this Agreement and the agreements referred to herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

         1. Resignations. Effectively immediately, Griffith hereby resigns from the Board of Directors of the Company and its subsidiaries and as an officer and employee of the Company and its subsidiaries.

         2. Termination of Agreements. Griffith and the Company hereby terminate the Employment Agreement and the Severance Agreement, and, except for this Agreement and the Continuing Agreements (as defined in Section 4 hereof) and as expressly contemplated herein, each of the Company and Griffith hereby terminate all other agreements and arrangements of any kind arising from or related to the Employment Agreement or the Severance Agreement or Griffith's service as a director or officer of the Company or employment by any of the Company and its subsidiaries (the Employment Agreement, Severance Agreement and such other agreements and arrangements referred to herein as the "Terminated Agreements"). Except as expressly provided herein, the termination of the Terminated Agreements shall be without liability to either Griffith or any of the Company and its subsidiaries and shall release Griffith and the Company and its subsidiaries from any and all further liability and obligations thereunder, including without limitation any compensation, payments, benefits, indemnification or other rights or obligations arising under the terms of the Terminated Agreements.

         3. Payments. The Company agrees to pay to Griffith the sum of $7,007.29, such amount to be paid within 7 days after the date hereof. The Company also agrees to pay to Griffith his fourth quarter bonus based on the same evaluation criteria as previous quarterly bonuses, which will not exceed $3000, such amount to be paid within 30 days after the date hereof.

         4. Other Consideration. Contemporaneously with the execution and delivery of this Agreement, the Company and Griffith shall enter into an Amendment to Stock Option Plan and Agreement in the form attached hereto as Exhibit A, a Consulting Agreement in the form attached hereto as Exhibit B, a Franchise Agreement in the form attached hereto as Exhibit C, and an Area Development Agreement in the form attached hereto as Exhibit D (collectively referred to as the "Continuing Agreements"). Griffith acknowledges and agrees that Griffith is not entitled to the enter into the Continuing Agreements on such terms contained therein without Griffith's execution and delivery of this Agreement, and that the Company has agreed to enter into the Continuing Agreements in consideration of Griffith's execution of this Agreement and the releases, representations, covenants and obligations of Griffith contained herein.


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         5. Non-Competition and Non-Solicitation. In consideration of the benefits received by Griffith hereunder, and without limiting or being limited by the provisions of Section 9 of the Franchise Agreement, for a period of two
(2) years from the date hereof Griffith will not, directly or indirectly (except as contemplated by this Agreement and the Continuing Agreements):

                  (a) do or perform, directly or indirectly, any act injurious or prejudicial to the goodwill associated with the names and marks and other proprietary rights of the Company and its subsidiaries, or;

                  (b) own, maintain, operate, engage in, or have any interest in any business which sells goods or services of a like competitive nature, more specifically, hamburger or chicken sandwich restaurants, and which is located within ten (10) miles of the protected territory of any Company-owned or franchised restaurant of the Company. This subsection shall not apply to ownership by Griffith as a passive investor of less than five percent (5%) interest in a publicly-held corporation listed on a national stock exchange or traded on the over-the-counter market.

         6. Confidential Information. Griffith acknowledges that in the course of Griffith's employment with the Company and its subsidiaries Griffith had access to confidential or proprietary information and trade secrets relating to the business affairs of the Company and its subsidiaries. Griffith agrees and understands that Griffith is obligated to not, at any time, disclose or otherwise make available to any person, company or other party, confidential or proprietary information or trade secrets of any of the Company and its subsidiaries of whatsoever nature, including, but not limited to processes, rates, terms, and other matters and information to which persons other than those employed by the Company would know or have access to.

         7. Return of Company Property. Griffith acknowledges, understands and agrees that prior to the date hereof, Griffith has returned all property of the Company in Griffith's possession.

         8. Confidentiality and Non-Disparagement. Griffith agrees that he will not reveal to anyone, except Griffith's spouse, attorney, accountant or tax advisor, any of the terms of this Agreement or the Continuing Agreements or the facts and/or circumstances leading up to this Agreement and the Continuing Agreements or any of the amounts, numbers or terms or conditions hereof or thereof, except as may be required by law. Further, Griffith agrees not to make any disparaging or negative statements about the Company, its products, services, management, officers or directors. Griffith further agrees to cooperate with the Company and its counsel to the extent requested in the future, including making Griffith available for any interviews, testimony, and/or signing affidavits or certifications, provided that such cooperation shall be such times or places as are reasonably convenient to Griffith.


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         9. Release.

                  (a) In consideration of the benefits received by Griffith hereunder, and as an inducement to the Company to enter into this Agreement and the Continuing Agreements, Griffith irrevocably and unconditionally releases and forever discharges the Company and its subsidiaries and their respective officers, directors, employees, agents, insurers, representatives, counsel, shareholders, and other affiliates and each of their respective successors and assigns (collectively, the "Releasees") from any and all claims, actions, causes of action, suits, debts, dues, rights, offsets, demands, sums of money, accounts, damages, judgments, reckonings, bonds, bonuses, charges, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, extents, executions, and complaints whatsoever, in law, equity or otherwise, under federal law, state law or otherwise, whether known or unknown (collectively, the "Claims"), which Griffith ever had, now has, or hereafter may have, for, upon, or by any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement (including without limitation Claims based on, relating or with respect to, or arising out of the Terminated Agreements and Griffith's service as an officer, director or employee of the Company or any of its subsidiaries). Without limiting the foregoing, Griffith understands and acknowledges that Griffith is giving up Claims of any kind that Griffith has or may have for claims protected under, arising under or based on Tennessee law; TITLE VII OF THE CIVIL RIGHTS ACT, 42 U.S.C. Sections 2000e et seq.; THE AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C. Sections 621, et seq.; THE OLDER WORKERS BENEFIT PROTECTION ACT; THE AMERICANS WITH DISABILITIES ACT, 42 U.S.C. Sections 12101, et seq.; THE FAIR LABOR STANDARDS ACT, 29 U.S.C. Sections 1001, et seq.; or any other federal, state, or local laws regulating Griffith's employment or service on the Board of Directors of the Company. Griffith further understands that this release extends to but is not limited to all Claims that Griffith has or may have for wrongful discharge, breach of contract, promissory estoppel or breach of an express or implied promise, misrepresentation or fraud, retaliation, infliction of emotional distress, defamation, or otherwise based on any theory, whether developed or undeveloped, arising from or related to Griffith's employment or the separation of Griffith's employment with the Company, or any other fact or matter occurring prior to Griffith's execution of this Agreement.

                  (b) Griffith further agrees that Griffith will not institute any claim for damages, by charge or otherwise, nor otherwise authorize any other party, governmental or otherwise, to institute any claim for damages via administrative or legal proceedings against the Company or its subsidiaries or their respective officers, executives, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, and/or directors. Griffith also waives the right to money damages or other legal or equitable relief awarded by any governmental agency related to any such claim.

                  (c) Nothing in this Section 9 shall alter, modify, release or apply to the rights, obligations, covenants, representations or warranties of the Parties under or in this Agreement and the Continuing Agreements.

         10. Indemnification. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, Griffith shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising


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directly or indirectly from or in connection with the assertion by or on behalf of Griffith of any Claim or other matter purported to be released pursuant to this Agreement.

         11. Agreement Not to Re-Apply or Accept Future Employment. Unless requested to do so by the Company, Griffith agrees that for a period of five (5) years beginning with Griffith's execution of this Agreement, Griffith will not at any time in the future re-apply for or accept any type of employment with the Company or any of its subsidiaries.

         12. No Admission. This Agreement is not an admission by the Company that it has acted wrongfully and the Company disclaims any liability or obligation to Griffith or any other person on the part of itself, its directors, its officers, its employees, its representatives, and its agents.

         13. No Adequate Remedy. Griffith agrees it is impossible to measure in money all of the damages which will accrue to the Company by reason of Griffith's breach of any of Griffith's obligations under this Agreement. Therefore, if the Company shall institute any action or proceeding to enforce the provisions of this Agreement, Griffith hereby waives the claim or defense that the Company has an adequate remedy at law, and Griffith shall not raise in any such action or proceeding the claim or defense that the Company has an adequate remedy at law.

         14. No Assignment. This Agreement is personal to Griffith and may not be assigned by Griffith. Any attempted assigned or transfer of this Agreement by Griffith shall be void. The Company and Griffith acknowledge that the Franchise Agreement and Area Development Agreement are and will continue to be assignable agreements in the future subject to the restrictions stated within those respective agreements.

         15. Enforceable Contract. This Agreement shall be governed by the laws of the State of Tennessee. If any part of this Agreement is construed to be in violation of any law, such part of the Agreement shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

         16. Entire Agreement. Griffith agrees that this Agreement and the Continuing Agreements contain the entire agreement between Griffith and the Company with respect to the subject matter hereof and there are no promises, undertakings or understandings outside of this Agreement and the Continuing Agreements, and this Agreement supersedes all prior or contemporaneous discussions, negotiations and agreements, whether written or oral with respect to the matters set forth herein. Any modification of or addition to this Agreement must be in writing, and signed by an officer of the Company and Griffith.

         21. ACKNOWLEDGEMENT. GRIFFITH AFFIRMS THAT GRIFFITH HAS READ THIS AGREEMENT AND HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT ARE UNDERSTANDABLE TO GRIFFITH, GRIFFITH HAS HAD ADEQUATE TIME TO CONSIDER THE TERMS OF THIS AGREEMENT, AND GRIFFITH HAS ENTERED INTO THIS AGREEMENT KNOWINGLY, FREELY AND VOLUNTARILY.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their signatures below.


                                         /s/ William N. Griffith
                                         --------------------------
                                         WILLIAM N. GRIFFITH



                                         BACK YARD BURGERS, INC.


                                         By: /s/ Lattimore M. Michael
                                             ------------------------
                                         Title: Chief Executive Officer
                                                -----------------------







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